SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 14, 2007
INTERMOUNTAIN COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)
Idaho
(State or other jurisdiction of incorporation)

000-50667	82-0499463

(Commission File Number)	IRS Employer Identification No.
231 North Third Avenue
Sandpoint, Idaho 83864
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (208) 263-0505
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 5.02 –Compensatory Arrangements of Certain Officers
Executive Severance Agreement with Pam Rasmussen
     On March 14, 2007, Panhandle State Bank, the subsidiary of Intermountain Community Bancorp, entered into an Executive Severance Agreement with Pam Rasmussen, its Executive Vice President and Chief Operating Officer, in connection with her promotion to this position during 2006. The agreement with Ms. Rasmussen provides that she will be entitled to severance if her employment is terminated involuntarily without cause within 24 months after a change in control, or if her employment is constructively terminated within 24 months after a change in control. Payments under Ms. Rasmussen’s agreement will be an amount equal to twice the sum of her average annual salary and short-term bonus over the two preceding years, payable on the later of the date of termination or effective date of the change in control. Severance payments would also be paid if her employment terminates involuntarily without cause, or if she is constructively terminated, within 12 months before an agreement for a change in control is entered into.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Dated: March 16, 2007

INTERMOUNTAIN COMMUNITY BANCORP

By:	/s/ Curt Hecker
Curt Hecker
President and Chief Executive Officer

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